Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1997 included in The Estee Lauder Companies Inc.'s Form 10-K for the year ended June 30, 1997 and to all references to our firm included in this registration statement.

                                                   /s/ Arthur Andersen LLP

New York, New York
October 31, 1997